Exhibit 99.1

October 18, 2005 Constellation Brands Cash Takeover Bid for Vincor International

C$31.00 Per Share in Cash is a Compelling Offer for Vincor A 39% premium to the C$22.29 closing price on September 8, 2005, the day before our initial proposal to acquire Vincor 12.3x last twelve months' EBITDA(1) or 18.6x last twelve months' earnings(1) This price appropriately reflects the risks and rewards for an investment in Vincor Vincor's brands are for the most part small and national in their focus Vincor has significant non-branded, non-premium and non-wine businesses Vincor is subscale in key markets outside of Canada Vincor's brands, market positions and underlying asset base do not compare favorably to companies such as Beringer, BRL Hardy, Mondavi and Southcorp (1) Based on Vincor Investor Presentation, September 30, 2005 and public filings. Earnings adjusted for non-recurring items.

Vincor's earnings record and share price performance over the past year reflect the issues we raise Vincor's synergy estimates are unrealistic and not achievable by any buyer We are concerned about the combined impact of Vincor's huge synergy estimates and a drawn-out period of uncertainty These factors may be resulting in a demoralized workforce, destabilized distributor relationships, defections of key employees and a deterioration of the business Any deterioration of the business during this period may reduce the value of the business If our offer has not been accepted before it expires, we may not be willing to continue to offer C$31.00 per share C$31.00 Per Share in Cash is a Compelling Offer for Vincor

Our Offer Provides Full and Fair Value as well as Speed and Certainty to Vincor's Shareholders Significant Premium Our C$31.00 takeover bid: Represents a 39% premium; Is fully financed; and Is not subject to any diligence 39% Premium C$22.29 C$31.00 C$20.00 C$22.00 C$24.00 C$26.00 C$28.00 C$30.00 C$32.00 September 8, 2005 Offer Price

November 2005 November 2005 November 2005 November 2005 November 2005 November 2005 November 2005 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 October 2005 October 2005 October 2005 October 2005 October 2005 October 2005 October 2005 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 File Bid Circular Expiration of Offer September 2005 September 2005 September 2005 September 2005 September 2005 September 2005 September 2005 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 Initial Proposal Offer Timeline Our Offer Provides Full and Fair Value as well as Speed and Certainty to Vincor's Shareholders Our C$31.00 takeover bid is expected to close at 5:00 p.m. Toronto time on Monday, November 28, 2005 Ability to close in less than 6 weeks Public Proposal Commence Offer

Vincor is Subscale in its Key Markets Outside Canada Vincor's market shares are subscale in its (self-described) most important markets outside Canada. These markets constitute over half of Vincor's business 1% 7% 12% 49% Pernod Ricard Constellation Fosters Vincor < New Zealand Market Share By Volume Source: CY2004 ACNielsen UK Market Share By Volume 5% 6% 7% 15% Constellation Percy Fox (Diageo) E&J Gallo Western Wines (Vincor) Note: Branded wine only Source: MAT Sept 9, 2005 ACNielsen 26% 22% 13% 1% E&J Gallo Constellation Wine Group Vincor < US Market Share By Volume Note: Constellation #1 market share by value pro forma for Mondavi acquisition Source: CY2004 Adams Handbook 1% 14% 22% 25% Constellation Fosters Pernod Ricard Vincor < Australia Market Share By Volume Source: CY2004 ACNielsen Vincor Sales Mix Note: For the last twelve months ending June 30, 2005. Source: Vincor public filings. Canada 49% United States 18% Australia 5% United Kingdom 25% New Zealand / ROW 3%

Vincor has Missed Analyst Earnings Estimates 5 of the Last 7 Quarters and Each of the Last Two Fiscal Years Source: First Call and Company financial releases. Adjusted for non-recurring items. (9.4%) (4.3%) (1.8%) (18.9%) 8.9% (11.9%) 7.4% (4.5%) (25.6%) (50.0%) (40.0%) (30.0%) (20.0%) (10.0%) 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% $0.64 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 FY2004 FY2005 $0.23 $1.67 $0.37 $0.45 $0.67 $0.27 $1.76 $0.39 $0.58 $0.22 $1.64 $0.30 $0.49 $0.59 $0.29 $1.68 $0.29 Consensus Forecast (Canadian dollars per share) In an increasingly competitive and consolidating global wine market, Vincor will be challenged to deliver consistent and compelling financial results to its shareholders

Analyst Firm 9/27/05 Target Vincor's underlying fundamentals remain unchanged Michael Van Aelst TD Newcrest $27.00 Jim Durran National Bank $24.00 Raymond Lai Raymond James $27.00 Irene Nattel RBC Capital Markets $30.00 Krista Mackay Salman Partners $25.50 David Hartley Blackmont Capital $30.00 Blake E Hossack Versant Partners $27.00 Karim Salamatian BMO Nesbitt Burns $23.00 Murray Gainer Scotia Capital $25.50 Patricia Baker Merrill Lynch $30.00 Blair Carey Accountability Research Corp $24.00 Median $27.00 Mean $26.64 "We caution investors of the downside risk to Vincor's current share price, as Constellation could withdraw its cash offer .... which would result in significant share weakness as the share price may return to levels prior to the bid - about C$23.00 per share." - Raymond Lai of Raymond James, September 30, 2005 The Median Price Target Prior to our Proposal was C$27.00 Price Performance - 9/27/04 to 9/27/05 $20.00 $22.00 $24.00 $26.00 $28.00 $30.00 $32.00 $34.00 $36.00 $38.00 09/27/04 11/27/04 01/27/05 03/27/05 05/27/05 07/27/05 09/27/05 C$31.00 (Canadian $ per share) Note: Permission to use quotations was neither sought nor obtained " We do not believe that investors should expect Constellation to pay for growth that Vincor is not capable of achieving on its own." - Jim Durran of National Bank Financial, October 2, 2005 Source: Bloomberg

C$31.00 Represents a Premium Multiple for Vincor

- Beringer, Mondavi, Hardy and Southcorp were each industry transforming transactions
  - They do not represent appropriate benchmarks for Vincor
- Each of these industry leaders had a unique combination of valuable attributes

	BERINGER	BRL HARDY	ROBERT MONDAVI	SOUTHCORP
Premium Scale/Iconic Brands	Beringer	Hardy Banrock Station	Woodbridge Robert Mondavi Opus One	Rosemount Lindeman's Penfolds
Substantial, Valuable Vineyard Land	Napa	Barossa Valley McLaren Vale Marlborough, NZ	Napa	Coonawarra Barossa Valley Hunter Valley
Category Leadership	Leading California Premium	Leading Australian & New Zealand Export	#1 US Premium	Leading Australian Premium

9

October 18, 2005

Constellation

11.7% 11.2% 10.2% 9.1% 7.5% 2.1% 1.8% 1.0% 1.2% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% Acquiror Foster's Interbrew Southcorp Coors Constellation Constellation Lion Nathan Interbrew SAB Allied Domecq Target Southcorp AmBev Rosemount Molson Robert Mondavi BRL Hardy Petaluma Bass-Whitbread Miller Bodegas & Bebidas Ann. Date Jan 05 Mar 04 Feb 01 July 04 Nov 04 Jan 03 Oct 01 Jun 00 May 02 Sep 01 Trans. Size (US$mm) $2,736 $20,008 $784 $8,100 $1,355 $1,400 $111 $4,075 $3,600 $252 Target HQ Australia Brazil Australia Canada U.S. Australia Australia U.K. U.S. Spain Mean: 6.0% Announced Synergies as % of Target Sales Proposed Vincor Range: 17% - 21% Vincor's Synergy Estimates are Completely Unrealistic The cost savings Vincor has pointed to are inconsistent with industry precedent; We have great concern about the impact this may be having on the day to day business Source: Press releases and Wall Street research. Based on last twelve months' sales prior to announcement date. "...we believe that Vincor is being somewhat opportunistic in its use of 2007 estimates and $120 million in synergies." - Jim Durran of National Bank Financial, October 2, 2005 Note: Permission to use quotations was neither sought nor obtained 3.9%

October 18, 2005 Constellation Brands Cash Takeover Bid for Vincor International